Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

BRENMILLER ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(2)		Maximum Aggregate Offering Price(2)(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, par value NIS 0.02 per share	Rule 457(c)	3,187,965	$5.18		$16,513,659	$0.0000927	$1,530.82	—	—	—	—
Fees to Be Paid	Equity	Ordinary Shares, par value NIS 0.02 per share, issuable upon exercise of prefunded warrants	Rule 457(c)	152,655	$5.18		$790,753	$0.0000927	$73.30	—	—	—	—
Total Fees to Be Paid					$5.18		$17,304,412	$0.0000927	$1604.12	—	—	—	—

Carry Forward Securities
Carry Forward Securities	—	—	—	—			—			—	—	—	—
		Total First Closing				$
		Total Second Closing				$
	Total Offering Amounts					$
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due

(1)	The ordinary shares will be offered for resale by the selling shareholders pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares registered hereby also include an indeterminate number of additional ordinary shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the registrant’s ordinary shares as reported on the Tel Aviv Stock Exchange, on April 19, 2022. Share prices in New Israeli Shekels are translated (solely for the purpose of calculating the registration fee) using the rate of 3.236 NIS to $1.00, the representative rate of exchange as of April 19, 2022, as published by the Bank of Israel.

(3)	The Registrant will not receive any proceeds from the sale of its ordinary shares by the selling shareholders.